SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

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☐	Soliciting Material Pursuant to §240.14a-12

Sonim Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PROXY STATEMENT

SONIM TECHNOLOGIES, INC.

6500 River Place Blvd.

Building 7, Suite 250

Austin, TX 78730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On October 26, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Sonim Technologies, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, October 26, 2021 at 9:00 a.m. local time at 1875 S. Grant Street, Suite 750, San Mateo, CA 94402 for the following purposes:

1.	To elect the five nominees for director named herein to serve until the next annual meeting and their respective successors are duly elected and qualified;

2.

To ratify the selection by the Audit Committee of the Board of Directors of Moss Adams as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021; and

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is September 13, 2021. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on October 26, 2021 at 9:00 a.m. at 1875 S. Grant Street, Suite 750, San Mateo, CA 94402.

The Proxy Statement and annual report to stockholders are available at www.proxyvote.com. Copies of these materials are also available at www.sonimtech.com.

By Order of the Board of Directors

Robert Tirva

Secretary

Austin, Texas

September 23, 2021

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please submit your proxy or voting instructions as soon as possible to ensure your representation at the meeting. If you are a stockholder of record, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SONIM TECHNOLOGIES, INC.

6500 River Place Blvd.

Building 7, Suite 250

Austin, TX 78730

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

October 26, 2021

MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Election of Directors	8	Plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors	For All director nominees

Ratification of the selection of Moss Adams as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021	17	Majority of shares present in person or represented by proxy and entitled to vote on the matter	For

Reverse Stock Split

On September 15, 2021, we effected a 1-for-10 reverse stock split (the “Reverse Stock Split”) of our issued and outstanding shares of common stock on that date. Additionally, the number of shares of our common stock subject to outstanding stock options and restricted stock units, the exercise price of all of our outstanding stock options, and the number of shares of common stock reserved for future issuance pursuant to our equity compensation plans were adjusted proportionately in connection with the Reverse Stock Split. The number of authorized shares of common stock under our Amended and Restated Certificate of Incorporation and the par value per share of our common stock were unchanged. The historical share and per share amounts presented in this Proxy Statement have not been retrospectively adjusted to reflect the Reverse Stock Split.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Sonim Technologies, Inc. (sometimes referred to as the “Company” or “Sonim”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. See below under “How do I vote?”

We intend to mail these proxy materials on or about September 24, 2021 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Tuesday, October 26, 2021 at 9:00 a.m. local time in San Mateo, California. Directions to the annual meeting may be found at www.sonimtech.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on September 13, 2021 will be entitled to vote at the annual meeting. Each share of common stock is entitled to one vote on each matter voted upon at the annual meeting. On this record date, there were 85,182,687 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If your shares are registered directly in your name with Sonim’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record with respect to those shares. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If your shares are held in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other nominee that holds your shares.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of five directors (Proposal 1); and

•

Ratification of selection by the Audit Committee of the Board of Directors of Moss Adams as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021 (Proposal 2).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For All” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting. You may also vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the enclosed proxy card, simply complete, sign and date the proxy card and return it promptly in the preaddressed, postage paid envelope provided. If your signed proxy card is received by us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on October 25, 2021 to be counted.

•

To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on October 25, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this proxy statement and promptly returning it in the preaddressed, postage paid envelope provided. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other nominee. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact that organization to request a proxy form.

If you are a beneficial owner of shares of our common stock, please comply with the voting deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For All” five nominees for director (Proposal 1) and “For” the ratification of the selection of Moss Adams as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021 (Proposal 2). If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker how to vote your shares, your broker may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the annual meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the annual meeting.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to Sonim’s Secretary at 6500 River Place Blvd., Building 7, Suite 250, Austin, TX 78730, attention Robert Tirva.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

Requirements for stockholder proposals to be brought before an annual meeting.

Our amended and restated bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at 6500 River Place Blvd., Building 7, Suite 250, Austin, TX 78730. To be timely for the 2022 Annual Meeting of Stockholders, a stockholder’s notice must be received by our Secretary at our principal executive offices between June 28, 2022 and July 28, 2022; provided that if the date of that annual meeting of stockholders is earlier than September 26, 2022, or later than November 25, 2022, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our amended and restated bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at the 2022 Annual Meeting of Stockholders must be received by us not later than May 26, 2022 in order to be considered for inclusion in our proxy materials for that meeting.

How many votes are needed to approve each proposal?

For the election of directors, the five nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal 2, ratification of the selection of Moss Adams as the Company’s independent registered public accounting firm for fiscal 2021, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “Against” vote. Proposal 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of stock entitled to vote are present at the meeting in person or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting may be adjourned by the chairperson of the meeting or by vote of the holders of a majority of voting power of the shares represented at the meeting.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The Proxy Statement and annual report to stockholders are available at www.sonimtech.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Sonim’s Board of Directors consists of five directors. Our Board of Directors has selected all five of our directors for election at the annual meeting. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her respective successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company and, other than Mr. Mulica, was previously elected by the stockholders. Mr. Mulica was initially recommended as a potential director candidate by Kenny Young, a non-management director of the Company. Mr. Mulica was then nominated as a director by the Company’s non-management directors and appointed as a director by the Board.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the five nominees receiving the highest number of affirmative votes will be elected.

Nominees

Below is a brief biography of each nominee for director.

The Board of Directors, together with the Nominating and Corporate Governance Committee, seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Board of Directors and Nominating and Corporate Governance Committee have identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities viewed as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Board of Directors to believe that that nominee should continue to serve on the Board. However, each of the members of the Board of Directors may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

NAME	AGE	DIRECTOR SINCE
Mr. John Kneuer	52	2019
Ms. Susan G. Swenson	73	2019
Mr. Kenny Young	57	2017
Mr. Alan Howe	60	2017
Mr. Mike Mulica	58	2021

John Kneuer has served as a member of our Board of Directors since March 2019 and as Chairman of our Board of Directors since March 2020. Since November 2007, Mr. Kneuer has served as the founding Managing Member of JKC Consulting LLC, a strategic consulting and advisory firm. He has also served as Senior Advisor to the American Continental Group, a public policy consulting firm, since April 2017. Since June 2017, Mr. Kneuer has served on the Board of Directors of TerreStar Corporation, a telecommunications company. From 2011 until 2018, he served as a member of the Board of Directors of Globalstar, Inc., a satellite communications company, where he served as a member of the audit and compensation committees. From October 2003 to November 2007, Mr. Kneuer served first as the Deputary Assistant Secretary, and then as U.S. Assistant Secretary, of Commerce for Communications and Information. As Assistant Secretary, Mr. Kneuer served as Administrator of the National Telecommunications and Information Administration. Mr. Kneuer received a B.A. and J.D. from Catholic University of America. The Board of Directors believes that Mr. Kneuer’s extensive business consulting experience and leadership experience at various strategic consulting and communications companies as well as federal telecommunications authorities qualifies him to serve on our Board of Directors.

Alan Howe has served as a member of our Board of Directors since October 2017. Since April 2001, Mr. Howe has served as co-founder and Managing Partner of Broadband Initiatives, LLC, a boutique corporate development and strategic consulting firm since 2001. Previously, Mr. Howe held various executive management positions at Covad Communications, Inc., a provider of broadband voice and data communications, Teletrac, Inc., a location-tracking software company, Sprint Corporation, a telecommunications company, and Manufacturers Hanover Trust Company, a commercial bank. Mr. Howe currently serves on the boards of Babcock and Wilcox, a company providing environmental technologies for the power industry, Orion Energy Systems, Inc., a LED lighting and intelligent controls company, Resonant Inc., a hardware development company for mobile devices, and Spartacus Acquisition Corporation, a blank check company formed for the purpose of a merger with one or more business. Mr. Howe previously served on the board of directors for Data I/O Corporation, magicJack, VocalTec, Ltd., a cloud communications company, CafePress, an online retailer of user-customized products, Urban Communications, a provider of fiber optic services, Qualstar Corporation, a data storage products manufacturer, Determine. Inc., a provider of life cycle management solutions software, and Widepoint Corporation, a provider of technology products and services. The Board of Directors believes that Mr. Howe’s extensive financial, executive and board experience with multiple private and public companies qualifies him to serve on our Board of Directors.

Susan G. Swenson has served as a member of our Board of Directors since March 2019. Ms. Swenson has served on the board of directors of Faraday Future Intelligent Electric Inc. since July 2021. From August 2012 to August 2018, Ms. Swenson served on the board of FirstNet and chaired the board of directors from August 2014 to August 2018. From October 2015 to June 2017, Ms. Swenson served as Chairperson and Chief Executive Officer of Inseego Corporation, a wireless internet solutions and telematics provider, and served as the Board Chairperson from April 2014 to June 2017. From February 2004 to October 2005, Ms. Swenson served as the President and Chief Operating Officer of T-Mobile US, Inc., a wireless network operator. From 1999 to 2004, Ms. Swenson served as President of Leap Wireless International, Inc., a telecommunications operator, and Chief Executive Officer of Cricket Communications, Inc., a prepaid wireless service provider and subsidiary of Leap. Ms. Swenson also served as Chief Executive Officer of Sage North America from 2008 to 2011. Since March 2012, Ms. Swenson has served on the board of Harmonic, Inc., a video delivery, and media company. Since October 2018, Ms. Swenson she has served as Chairman of the Board of Directors of Vislink Technologies, Inc., a video capture and broadcasting company. Ms. Swenson previously served on the board of directors of Wells Fargo from November 1994 to December 2017. Ms. Swenson received a B.A. in French from San Diego State University. The Board of Directors believes that Ms. Swenson’s extensive leadership experience at various media and communications companies and at FirstNet qualifies her to serve on our Board of Directors.

Kenny Young has served as a member of our Board of Directors since October 2017. Since July 2018, Mr. Young has served as President of B. Riley Financial, Inc. Since October 2017, Mr. Young has also served as Chief Executive Officer of Babcock & Wilcox Enterprises Inc., a provider of energy and environmental technologies and services. Since October 2016, Mr. Young has served as Chief Executive Officer of B. Riley Principal Investments, a wholly owned subsidiary of B. Riley Financial, Inc. In addition, since November 2018, Mr. Young has served as Chief Executive Officer of magicJack VocalTec Ltd., a cloud communications company. Since 2016, Mr. Young has served as Chief Executive Officer of United Online, Inc., an internet, and communications services provider. Each of magicJack VocalTec Ltd. and United Online, Inc. is a wholly owned subsidiary of B. Riley Financial, Inc. From 2008 to 2016, Mr. Young served in numerous leadership roles at Lightbridge Communications Corporation, a telecommunications services company, including as President and Chief Executive Officer of Lightbridge Communications Corporation International and President of Americas and Chief Operating Officer of Lightbridge Communications Corporation. Mr. Young currently serves on the board of directors of Orion Energy Systems, a LED lighting and intelligent controls company. Mr. Young previously served on the boards of directors of FRG Inc. (formerly Liberty Tax Inc.), a provider of tax services, Bebe Stores, Inc., a women’s apparel retailer, Imagine Communications Corporation, a media services company, Global Star, Inc., a satellite communications company, B. Riley Financial Inc., a full service investment bank, Standard Diversified Inc., a holding company for various industrial businesses, and Proxim Wireless Corporation, a broadband wireless networking company. Mr. Young received a M.B.A. in Business from

Southern Illinois University, Edwardsville, and a B.S. in Computer Science and Mathematics from Graceland University. The Board of Directors believes that Mr. Young’s extensive operational, executive and board experience with numerous companies primarily within the communications and finance industries qualifies him to serve on our Board of Directors.

Mike Mulica has served as a member of our Board of Directors since April 2021. Mr. Mulica has served as Chairman at AlefEdge since March 2018 and as its Chief Executive Officer since August 2021. From May 2018 to present, Mr. Mulica has served as the Global Management Advisor at Mulica Consulting, advising public and private companies on global mobile internet and application platforms. From May 2016 to August 2018, Mr. Mulica served as Chief Executive Officer and President of Actility Technologies, Inc., an IoT communications and software company. From June 2014 to May 2016, Mr. Mulica served as the President, Worldwide Sales and Business Development at Real Networks, Inc., a content and internet software company. From October 2011 to July 2014, Mr. Mulica served as the Chief Executive Officer and President of Openwave Systems, Inc., a mobile internet software company. Prior to his service at Openwave Systems, he held various leadership positions at Motorola, Inc., a communications systems company, Synchronoss Technologies, an internet software and services company, FusionOne, Inc., a mobile internet software company, BridgePort Technologies, Inc., a mobile internet software company, Phone.com, inc., inventor of the mobile internet, California Microwave, Inc., a microwave and satellite systems company, and Tandem Computers, a fault tolerant computer manufacturer. Mr. Mulica holds a BS in Finance from Marquette University and an MBA from the Kellogg School of Management at Northwestern University. The Board of Directors believes that Mr. Mulica’s extensive operational, executive and board experience with numerous private and public companies at various internet, mobile and software companies qualifies him to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE ”FOR ALL” THE FIVE DIRECTOR NOMINEES.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Capital Market (“Nasdaq”), and our Corporate Governance Guidelines, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Consistent with these considerations, our Board undertook a review of the independence of each director and considered whether any director has a relationship which, in the opinion of the Board, would interfere with the exercise of judgment in carrying out the responsibilities of a director. After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Swenson and Messrs. Howe, Kneuer, Mulica and Young. In making these determinations, our Board considered certain relationships and transactions that occurred in the ordinary course of business between the Company and entities which some of our directors are or have been affiliated. The Board determined that such transactions would not impair the particular director’s independence or interfere with the exercise of independent judgment in carrying out director responsibilities. The Board previously determined that Mr. Wilkinson, by virtue of his employment with the Company as Chief Executive Officer, was not an independent director during his tenure on the Board through May 2021. In addition, the Board previously determined that Ken Naumann was an independent director during his tenure on the Board through July 2021.

BOARD LEADERSHIP STRUCTURE

The Board of Directors of the Company has an independent chair, Mr. Kneuer, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. Mr. Tirva, the Company’s President, Chief Financial Officer and Chief Operating Officer currently serves as our principal executive officer. The Company believes that having an independent Board Chair reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the committee typically meets annually with IT or business personnel responsible for cybersecurity risk management. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS; ATTENDANCE

The Board of Directors met 14 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which she or he served, held during the portion of the last fiscal year for which she or he was a director or committee member.

It is the Company’s policy to invite nominees for director to attend the annual meeting. All of our then-current directors attended our 2020 annual meeting of stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership and meeting information for fiscal 2020 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
John Kneuer	X		X
Mike Mulica	X				X
Susan G. Swenson	X		X	*
Kenny Young			X		X	*
Alan Howe	X	*			X

Total meetings in fiscal 2020	6		2		1

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. Each of the committees has adopted a written charter that is available to stockholders on our website at www.sonimtech.com.

Audit Committee

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee performs several functions, including:

The principal duties and responsibilities, among others, of our Audit Committee include:

•

recommending and retaining an independent registered public accounting firm to serve as independent auditor to audit our financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;

•	approving in advance all audit services and non-audit services to be provided to us by our independent auditor;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	overseeing our risk assessment and risk management processes;

•	reviewing and ratifying all related party transactions, based on the standards set forth in our related party transactions policy;

•	reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly financial statements; and

•

conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.

Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.

Our Board of Directors determined that each of Mr. Howe, Ms. Swenson, Mr. Mulica and Mr. Kneuer are independent directors under applicable SEC rules and Nasdaq listing standards for Audit Committee membership. Our Board of Directors has further determined that each of the members of the Audit Committee satisfy the financial literacy and sophistication requirements of the SEC and Nasdaq listing rules. In addition, our Board of Directors has determined that Mr. Howe is an audit committee financial expert, as defined by SEC rules and regulations.

Report of the Audit Committee of the Board of Directors (1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Mr. Alan Howe (Chairperson)

Mr. John Kneuer

Mr. Mike Mulica

Ms. Susan G. Swenson

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.

The principal duties and responsibilities, among others, of our Compensation Committee include:

•

establishing and approving, and making recommendations to the board of directors regarding, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full board of directors for approval, the chief executive officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;

•	setting the compensation of our other executive officers, based in part on recommendations of the chief executive officer;

•	exercising administrative authority under our equity incentive plan and employee benefit plans;

•	establishing policies and making recommendations to our board of directors regarding director compensation;

•	overseeing risks and exposures associated with executive and director compensation plans and arrangements;

•	reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

•

preparing a compensation committee report on executive and director compensation as may be required from time to time to be included in future annual proxy statements or annual reports on Form 10-K filed with the SEC.

Our Board of Directors determined that each of Ms. Swenson and Messrs. Young and Kneuer are independent directors under applicable Nasdaq listing standards. In making this determination, the Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee.

Compensation Committee Processes and Procedures

The agenda for each meeting of the Compensation Committee is usually developed by the Chair of the Compensation Committee, in consultation with the principal executive officer and the head of Human Resources. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The principal executive officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the principal executive officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the principal executive officer. In the case of the principal executive officer, the evaluation of his or her performance is conducted by the Compensation Committee, which determines any adjustments to his or her compensation as well as awards to be granted. For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The principal duties and responsibilities, among others, of our Nominating and Corporate Governance Committee include:

•	assessing the need for new directors and identifying individuals qualified to become directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees;

•	assessing individual director performance, participation and qualifications;

•

developing, recommending, overseeing the implementation of and monitoring compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;

•	monitoring the effectiveness of the Board and the quality of the relationship between management and the board; and

•	overseeing an annual evaluation of the Board’s performance.

Our Board of Directors determined that each of Messrs. Young, Howe and Mulica are independent directors under applicable Nasdaq listing standards.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, the Company has not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers, and directors. The Code of Conduct is available on our website at www.sonimtech.com. The Nominating and Corporate Governance Committee of our Board of Directors will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers, and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, including diversity, board meetings and involvement of senior management, CEO performance evaluation and succession planning, corporate social responsibility and board committees and compensation. The Corporate Governance Guidelines may be viewed at www.sonimtech.com.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Moss Adams as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Moss Adams has audited the Company’s financial statements since 2013. Representatives of Moss Adams are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Moss Adams as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Moss Adams to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Moss Adams.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for professional audit services rendered by Moss Adams, the Company’s principal accountant, for the fiscal years ended December 31, 2020 and December 31, 2019.

Type of Fees	Fees for Fiscal 2020	Fees for Fiscal 2019
Audit Fees (1)	$734,425	$651,881
Audit-Related Fees (2)	—	—
Tax Fees (3)	$72,991	$132,022
All Other Fees (4)	—	—
Total Fees	$807,416	$783,903

(1)

Audit Fees consist of fees for: professional services rendered for the audit of our consolidated financial statements included in our annual report, the review of our interim consolidated financial statements included in our quarterly reports and services in connection with our Registration Statement on Form S-1 and Form S-3 related to our public offering.

(2)	There were no Audit-Related Fees in 2020 and 2019.
(3)	Tax Fees consist of fees for tax compliance and tax advice.
(4)	There were no All Other Fees in 2020 and 2019.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee must pre-approve all audit related services and permissible non-audit services (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services) provided by our independent registered public accounting firm. However, the Audit Committee may delegate preapproval authority to one or more committee members so long as any such preapproval decisions are presented to the full committee at the next scheduled meeting.

The Audit Committee has determined that all such services rendered by the independent registered public accounting firm are permissible under applicable laws and regulations, and during 2019 and 2020, were pre-approved by the Audit Committee in accordance with the Audit Committee pre-approval policy. A copy of our pre-approval policy is attached as Exhibit A to our audit committee charter which is available in the investor relations section of our website at www.sonimtech.com.

The Audit Committee has determined the services provided by Moss Adams are compatible with maintaining the independence of Moss Adams.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of September 3, 2021 by: (i) each current director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers named in the Summary Compensation Table and current directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. The number of shares owned and percentage ownership in the following table is based on 85,161,562 shares of common stock outstanding on September 3, 2021. The address of each officer and director listed below is c/o 6500 River Place Blvd., Building 7, Suite 250, Austin, TX 78730.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of September 3, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options and warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Directors, Named Executive Officers and 5% Stockholders	Total	Percent
Thomas W. Wilkinson	—	*
Robert Tirva (1)	343,624	*
Charles Becher (2)	2,274	*
John Kneuer (3)	40,147	*
Alan Howe (4)	51,666	*
Susan G. Swenson (5)	36,000	*
Kenny Young	—	*
Mike Mulica	—	*
All Current Directors and Executive Officers as a Group	471,437	0.55%
*	Represents less than 1% of the outstanding shares of our common stock.

(1)

Consists of 234,479 shares held directly by Robert Tirva, in addition to 21,125 shares subject to RSUs and 88,020 shares issuable upon the exercise of outstanding options held by Robert Tirva exercisable within 60 days of September 3, 2021.

(2)	Consists of 2,274 shares held directly by Charles Becher.
(3)	Consists of 40,147 shares held directly by John Kneuer.
(4)	Consists of 49,333, shares held directly by Alan Howe and 2,333 shares issuable upon the exercise of outstanding options held by Alan Howe exercisable within 60 days of September 3, 2021.
(5)	Consists of 36,000 shares held directly by Susan Swenson.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information concerning our executive officers, including their ages as of March 31, 2021.

Name	Age	Position
Executive Officers
Thomas W. Wilkinson	51	Former Chief Executive Officer and Director
Robert Tirva	54	President, Chief Operating Officer and Chief Financial Officer

Thomas W. Wilkinson served as our Chief Executive Officer and a member of our board of directors from October 2019 through his separation with the Company on May 31, 2021. Mr. Wilkinson has served as a strategic consultant and financial advisor to small and medium-sized public and privately held businesses since January 2014. From August 2015 until October 2018, Mr. Wilkinson served as Chief Financial Officer and later as Chief Executive Officer at Xplore Technologies Corp., a rugged tablet technology company, which was sold to Zebra Technologies in 2018. Prior to his service at Xplore, from January 2014 to October 2015, he served as Chief Financial Officer at Amherst Holdings, LLC, a financial services company. Mr. Wilkinson was the co-founder and Managing Partner of PMB Helin Donovan, a multi-office regional accounting firm. He currently serves on the board of directors of Astrotech Corporation, a science and technology development and commercialization company, and chairs the board of directors at CipherLoc Corporation, a data security solutions company, where he also served as the interim Chief Executive Officer from July 2019 to November 2019. Mr. Wilkinson received a Master’s of Professional Accounting and a Bachelors of Business Administration each from University of Texas at Austin in 1992.

Robert Tirva has served as our Chief Financial Officer since September 2019. Mr. Tirva was appointed to the additional positions of the Company’s President and Chief Operating Officer effective on May 31, 2021. Mr. Tirva has also performed the functions of our principal executive officer since May 31, 2021. Mr. Tirva previously served as the Chief Financial Officer of Intermedia, a private cloud UCaaS and business application provider from August 2016 to February 2019. From August 2014 to August 2016, Mr. Tirva was corporate controller at Dropbox, Inc., a collaboration platform provider. Prior to his service at Dropbox, he held various finances roles of increasing responsibility at Broadcom Corporation, including Senior Vice President, Principal Accounting Officer and Vice President of Finance. He currently serves on the Board of Directors of Resonant Inc., a hardware development company for mobile devices. Mr. Tirva received an M.B.A. from the Yale School of Management and a Bachelor of Business Administration in Accounting from the University of Notre Dame.

Summary Compensation Table

Our named executive officers for the year ended December 31, 2020 were:

•	Robert Tirva, our President, Chief Operating Officer and Chief Financial Officer;

•	Thomas W. Wilkinson, our former Chief Executive Officer; and

•	Charles Becher, our former Chief Sales and Marketing Officer.

As noted above, Mr. Tirva was appointed to the additional positions as our President and Chief Operating Officer effective on May 31, 2021. Mr. Wilkinson served as our Chief Executive Officer from October 2019 through his separation on May 31, 2021. Mr. Becher served as our Chief Sales and Marketing Officer from January 2017 through his separation in January 2020.

The following table sets forth information regarding compensation earned during the years ended December 31, 2020 and December 31, 2019 by our named executive officers, or NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Thomas W. Wilkinson	2020	$400,000	$160,000	$475,050	$—	$—	$8,650	(2)	$1,043,700
Former Chief Executive Officer	2019	$66,667	$—	$—	$246,100	$—	$—		$312,767
Robert Tirva	2020	$300,000	$90,000	$531,252	$—	$—	$—		$921,252
Chief Financial Officer	2019	$93,269	$—	$190,970	$188,756	$—	$—		$472,995
Charles Becher	2020	$14,583	$—	$—	$—	$—	$175,000	(3)	$189,583
Former Chief Sales and Marketing Officer	2019	$350,000	$—	$251,620	$231,931	$78,970	$—		$912,521

(1)

This column reflects the full grant date fair value for options or stock awards granted during the year ended December 31, 2020 as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. The assumptions we used in valuing options are described in Note 8 to our consolidated financial statements. The grant date fair values of stock awards were based on the closing price per share of our common stock on the applicable grant date. These amounts do not necessarily correspond to the actual value that may be recognized from the stock options and stock awards by the NEOs.

(2)	Represents $8,650 for World Presidents Organization activities to which Mr. Wilkinson was entitled pursuant to his employment agreement.
(3)	Represents $175,000 of severance benefits to which Mr. Becher was entitled pursuant to his separation agreement.

Outstanding Equity Awards at December 31, 2020

The following tables provide information about outstanding equity awards held by each of our named executive officers at December 31, 2020. Awards for the named executive officers were granted under our 2019 Equity Incentive Plan.

Option Awards

Name	Grant Date	Exercisable		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration Date
Tom W. Wilkinson	12/2/2019	58,333	(1)	141,667	$2.48	12/1/2029
Robert Tirva	11/1/2019	52,812	(2)	116,188	$2.26	10/31/2029
Charles Becher	—	—	—	—	—	—

(1)

25% of the shares of common stock underlying the option, or 50,000 shares, vested in October 2020, the first anniversary of the vesting commencement date, and the remainder were scheduled to vest in 36 equal monthly installments thereafter, subject to Mr. Wilkinson’s continuous service through the relevant vesting dates. If, during the 13 months following a change in control, if we had terminated Mr. Wilkinson’s employment without cause or if Mr. Wilkinson had resigned for good reason, vesting of this option would have accelerated in full. All of the unvested options subject to this award terminated upon Mr. Wilkinson’s separation on May 31, 2021.

(2)

25% of the shares of common stock underlying the option, or 42,250 shares, vested in September 2020, the first anniversary of the vesting commencement date, and the remainder will vest in 36 equal monthly installments thereafter, subject to Mr. Tirva’s continuous service through the relevant vesting dates. During the 13 months following a change in control, if we terminate Mr. Tirva’s employment without cause or if Mr. Tirva’s resigns for good reason, vesting of this option will accelerate in full.

Stock Awards

	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Name
Tom W. Wilkinson	6/9/2020	325,000	(2)	$235,300
	9/29/2020	200,000	(2)	$144,800
Robert Tirva	11/1/2019	63,375	(1)	$45,884
	6/9/2020	458,000	(2)	$331,592
	9/29/2020	100,000	(2)	$72,400
Charles Becher	—	—		—

(1)

25% of the shares, or 21,125 shares, vested in September 2020, the first anniversary of the vesting commencement date, and the remainder will vest in 3 equal annual installments thereafter, subject to Mr. Tirva’s continuous service through the relevant vesting dates. During the 13 months following a change in control, if we terminate Mr. Tirva’s employment without cause or if Mr. Tirva’s resigns for good reason, vesting of this award will accelerate in full.

(2)

25% of the shares were scheduled to vest annually beginning in June 2021, the first anniversary of the vesting commencement date, subject to continuous service through the relevant vesting dates. During the 13 months following a change in control, if we terminate employment without cause or individual resigns for good reason, vesting of these awards will accelerate in full. However, all of Mr. Wilkinson’s stock awards were unvested, and terminated, upon his separation on May 31, 2021.

(3)	Based on closing price of common stock ($0.7240) as reported on the Nasdaq Global Market on December 31, 2020.

Agreements with Our Named Executive Officers

Set forth below are descriptions of our employment agreements with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers that were providing services to the Company as of December 31, 2020, see “—Potential Payments upon Termination or Change in Control.”

Mr. Wilkinson. In October 2019, we entered into an employment agreement with Mr. Wilkinson. Under the terms of the employment agreement, Mr. Wilkinson received an annual base salary of $400,000. Further, he was eligible, beginning in the fiscal year 2020, for an annual bonus of 100% of his base salary based on performance against targets determined by the Board at the beginning of each year. In the Wilkinson employment agreement, the Company agreed to establish a transaction bonus plan (as further described below), which will be funded by 10% of the consideration payable to company stockholders in the event of a change in control after deducting transaction expenses, of which Mr. Wilkinson shall have a 50% interest. In addition, Mr. Wilkinson was entitled to receive up to $15,000 each year for his participation in World Presidents Organization activities and a monthly stipend of $2,000 indefinitely while employed by the Company for office space in Austin, Texas. Mr. Wilkinson was eligible to participate in the employee benefit plans generally available to our employees, as well as in discretionary bonuses (if any) approved by the Board from time to time.

Mr. Tirva. In September 2019, we entered into an employment agreement with Mr. Tirva, which was amended in December 2019. Under the terms of the employment agreement, Mr. Tirva is entitled to an annual base salary of $300,000 and is eligible to receive an annual bonus of 50% of his base salary based on performance against targets to be determined by the Board at the beginning of each year.

Mr. Becher. In February 2019, we entered into an employment agreement with Mr. Becher. Under the terms of the employment agreement, Mr. Becher was entitled to an annual base salary of $350,000 and was eligible to receive an annual performance bonus based on our performance against EBITDA objectives, as determined by our board of directors.

Potential Payments upon Termination or Change in Control

Each of our named executive officers that were providing services to the Company as of December 31, 2020 is eligible to receive certain benefits pursuant to his employment agreement with us, as described below. “Cause,” “good reason,” “enterprise value,” “financial investors” and “change in control” are defined in the applicable employment agreements with each of our named executive officers.

Mr. Wilkinson. Mr. Wilkinson’s employment agreement provided that, upon Mr. Wilkinson’s termination without cause, or due to his death, permanent disability or for good reason, in either case at any time prior to a change in control or more than 13 months after a change in control, Mr. Wilkinson would receive 12 months of continued base salary and reimbursement for COBRA health insurance premiums for up to 12 months following the date of termination. If Mr. Wilkinson’s employment was terminated without cause, or his employment was terminated for good reason, in either case at any time within 13 months after a change in control, Mr. Wilkinson would have received 18 months of continued base salary, reimbursement for COBRA health insurance premiums for a period of up to 18 months, 150% of his target bonus for the year of termination (assuming full achievement, but no over-achievement, of performance targets under the bonus plan), and accelerated vesting of any then-outstanding options or stock awards.

In connection with his separation with the Company, on May 31, 2021 we entered into a Separation and Release Agreement with Mr. Wilkinson (the “Separation Agreement”). Pursuant to the Separation Agreement, we agreed to provide severance benefits (consisting of total cash severance pay of $400,000 and reimbursement of premiums to continue health insurance under COBRA for up to one year) to Mr. Wilkinson which were consistent with the severance benefits provided for in his employment agreement. In consideration for such severance benefits, the Separation Agreement includes a general release of claims by Mr. Wilkinson in favor of the Company. All of the stock options and stock awards that we had granted to Mr. Wilkinson prior to his separation terminated upon his separation to the extent that they had not vested prior to the date of his separation.

Mr. Tirva. In the event Mr. Tirva’s employment is terminated without cause, or his employment is terminated due to death, permanent disability or for good reason, in either case at any time prior to a change in control or more than 13 months after a change in control, Mr. Tirva will receive 9 months of continued base salary and reimbursement for COBRA health insurance premiums for a period of up to 9 months following the date of termination. In the event Mr. Tirva’s employment is terminated without cause or he resigns for good reason within 13 months after our change in control, Mr. Tirva will receive 12 months of continued base salary, reimbursement for COBRA health insurance premiums for a period of up to 12 months following the date of termination and immediate vesting of any then-outstanding options and stock awards. In the event that Mr. Tirva’s employment is terminated by us for any reason other than for cause, his employment terminates due to his death or permanent disability, or he resigns for good reason, he will be entitled to a pro rata portion of his target bonus for the year of termination (assuming full achievement, but no over-achievement, of performance targets under the bonus plan). Such payments and benefits are conditioned upon Mr. Tirva continuing to comply with certain restrictive covenants applicable to him and upon execution of an effective general release of claims. In addition, any amount payable upon a termination of employment under the employment agreement will be paid only if the termination constitutes a separation from service under Section 409A of the Code.

Mr. Becher. In January 2020, Mr. Becher ceased serving as our chief sales and marketing officer. Pursuant to the terms of the separation agreement with Mr. Becher, he was entitled to 6 months of continued base salary. Such payments and benefits were conditioned upon Mr. Becher continuing to comply with certain restrictive covenants applicable to him and his execution of an effective general release of claims.

Transaction Bonus Plan

In December 2019, our board of directors approved a transaction bonus plan that is intended to incentivize Company employees and former employees who are or were in a position to significantly impact the value received by the Company’s stockholders in a change of control transaction. Pursuant to the plan, upon consummation of a change of control transaction, 10% of the consideration payable to Company stockholders, after deducting transaction expenses, will be distributed to plan participants, including Mr. Wilkinson and Mr. Tirva. The plan has a three-year term and may be extended by the administrator. Subject to the terms of the plan, participants must be continuously providing services to the Company through the date of the closing of a change in control transaction to be eligible to receive a bonus thereunder, and payment is contingent upon delivery and non-revocation of a general release of claims. Our board of directors has allocated a 50% interest in the plan to Mr. Wilkinson and a 10% interest in the plan to Mr. Tirva.

Pursuant to the terms of the transaction bonus plan, Mr. Wilkinson remains entitled to a bonus under the plan should such a transaction occur on or before November 30, 2021 that results in bonuses being payable under the plan. If no such transaction occurs on or before November 30, 2021, Mr. Wilkinson’s participation in the transaction bonus plan shall terminate.

Executive Bonus Plan

Given the uncertainties of the global pandemic that existed during most of 2020, our board of directors did not approve bonus plan metrics or targets for 2020. Instead, the board of directors met at the end of the year and considered the Company’s performance during the year. The board determined that Messrs. Wilkinson and Tirva would be paid bonuses of $160,000 and $90,000, respectively, based on the Company’s performance and their respective contributions during 2020.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during 2020.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during 2020.

Employee Benefit Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders. In addition, we believe that our ability to grant options and other equity-based awards helps us to attract, retain and motivate executive officers and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executive officers generally are awarded an initial new hire grant upon commencement of employment.

Each of our named executive officers currently holds equity awards under our 2019 Equity Incentive Plan or 2012 Equity Incentive Plan, as applicable, that were granted subject to the general terms thereof and the applicable forms of award agreement thereunder. The specific vesting terms of each named executive officer’s equity awards are described above under “Outstanding Equity Awards as of December 31, 2020.”

Prior to our initial public offering, we granted all equity awards pursuant to our 2012 Equity Incentive Plan. We currently grant all equity awards pursuant to our 2019 Equity Incentive Plan. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our Common Stock on the date of the grant, and generally vest on a monthly basis over 48 months, subject to the continued service with us through each vesting date. All options have a maximum term of up to 10 years from the date of grant, subject to earlier expiration following the cessation of an executive officer’s continuous service with us. Option vesting is subject to acceleration as described above under “Potential Payments upon Termination or Change in Control.” Options generally remain exercisable for three months following an executive officer’s termination, except in the event of a termination for cause or due to disability or death. Restricted stock unit awards, or RSUs, generally vest annually over 4 years, subject to the continued service with us through each vesting date.

Health and Welfare Benefits

We pay premiums for medical insurance, dental insurance, and vision insurance for all full-time employees, including our named executive officers. These benefits are available to all full-time employees, subject to applicable laws.

401(k) Plan

We maintain a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax, or after-tax, basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan. We currently provide a matching contribution under the 401(k) plan.

Director Compensation

The following table sets forth information regarding compensation earned during the year ended December 31, 2020 by our non-employee directors who served as directors during such year. Mr. Wilkinson, our current Chief Executive Officer, served on our board of directors but did not receive compensation for his service as a director and the compensation paid to Mr. Wilkinson for his service as an employee during the year ended December 31, 2020, is set forth in the “Summary Compensation Table” above.

Name	Fees earned or Paid in Cash ($)		Stock awards (1)(2)(3) ($)	Option awards (1)(2)(3) ($)	Total($)
Alan Howe	50,000		103,376	0	153,376
John Kneuer	62,250		103,376	0	165,626
Sue Swenson	53,000		103,376	0	156,376
Kenny Young	0	(4)	0	0	0
Maurice Hochschild	52,750	(5)	103,376	0	156,126
Jeffrey Johnson	39,000	(6)	175,196	0	214,196

(1)

This column reflects the full grant date fair value for options or stock awards granted during the year ended December 31, 2020 as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. The assumptions we used in valuing options are described in Note 8 to our consolidated financial statements. These amounts do not necessarily correspond to the actual value that may be recognized from the stock awards by the non-employee directors. The grant date fair value of stock awards were based on the closing price per share of our common stock on the applicable grant date.

(2)

Each non-employee director was awarded 104,000 restricted stock units on June 9, 2020 having a grant date fair value of $103,376. Mr. Johnson’s restricted stock units awarded on June 9, 2020 were forfeited in connection with his resignation from the board of directors effective September 27, 2020. Mr. Johnson was awarded 114,000 restricted stock units, having a grant date fair value of $71,820, on December 14, 2020 pursuant to an Advisory Agreement entered into between the Company and Mr. Johnson after his service on the board of directors ended and pursuant to which Mr. Johnson agreed to provide certain consulting and advisory services to us over a one-year term beginning December 10, 2020.

(3)

As of December 31, 2020, each non-director employee held the following number of restricted stock units: (i) Mr. Howe (114,000); (ii) Mr. Kneuer (114,000); (iii) Ms. Swenson (114,000); and Mr. Johnson (114,000). Messrs. Young, and Hochschild did not hold any restricted stock units at the end of fiscal 2020. As of December 31, 2020, each non-director employee held the following number stock options: (i) Mr. Howe (46,261); (ii) Mr. Kneuer (43,928); and (iii) Ms. Swenson (43,928). Messrs. Young, Hochschild and Johnson did not hold any stock options at the end of fiscal 2020.

(4)

During the first quarter of 2019, fees for Mr. Young’s service as a director were paid to B. Riley Principal Investments, LLC, Mr. Young’s employer, pursuant to a management services agreement entered into in October 2017, which terminated in connection with our initial public offering. Thereafter, Mr. Young has declined to receive any compensation for his services as a member of the board of directors and any committee thereof.

(5)	Mr. Hochschild resigned from the board of directors effective September 27, 2020.
(6)	Mr. Johnson resigned from the board of directors effective September 27, 2020.

Non-Employee Director Compensation Policy

We maintain a non-employee director compensation policy pursuant to which our non-employee directors are eligible to receive compensation for service on our board of directors and committees of our board of directors. Our board of directors or Compensation Committee may amend the non-employee director compensation policy from time to time.

Equity Compensation

Each new non-employee director who joins our board of directors is granted an initial award of restricted stock units under our 2019 Equity Incentive Plan. No such initial awards were granted during 2020. Messrs. Mulica and Naumann each received an initial award of 66,265 restricted stock units under our 2019 Equity Incentive Plan in June 2021. Each of these annual awards vest in full on the earlier of the first anniversary of the grant date, immediately prior to the next annual meeting of the Company’s stockholders, a change in control of the Company, or the director’s death or disability, subject to the director’s continued service through the applicable vesting date.

Each of our non-employee directors continuing to serve on the board of directors also receives an annual equity award. As noted above, for 2020 these awards were granted on June 9, 2020 and had a grant date fair value of $103,376. On the date of each annual meeting of our stockholders beginning in 2021, if an annual meeting is held, each non-employee director who will continue as a non-employee director following such meeting will be granted an award of restricted stock units under our 2019 Equity Incentive Plan having an aggregate grant date fair value of $60,000 (this grant date value had previously been set at $120,000, but was reduced by the board of directors to $60,000). Each of these annual awards vest in full on the earlier of the first anniversary of the grant date, immediately prior to the next annual meeting of the Company’s stockholders, a change in control of the Company, or the director’s death or disability, subject to the director’s continued service through the applicable vesting date.

If a non-employee director is appointed or elected to our board of directors other than in connection with an annual meeting of stockholders, then such non-employee director shall be awarded the full initial grant upon such non-employee director’s appointment or election, and the annual grant to be awarded to such non-employee director at the first annual meeting of stockholders following such appointment or election shall be pro-rated for the number of months served prior to such annual meeting of stockholders.

Each restricted stock unit award granted under the policy will fully vest upon a change of control or the non-employee director’s death or disability.

Cash Compensation

Each non-employee director will receive an annual cash retainer of $35,000 for serving on our board of directors. The non-executive chairperson of our board of directors will receive an additional annual cash retainer of $25,000.

The chairperson and members of the three principal standing committees of our board of directors will be entitled to the following annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Corporate Governance Committee	$7,500	$3,750

All annual cash compensation amounts will be payable in equal quarterly installments in arrears, pro-rated based on the days served in the applicable fiscal quarter.

We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors for their attendance at meetings of our board or directors or any committee thereof.

In addition to the above compensation, in December 2019, in recognition of additional committee work and board assignments, all non-employee directors were awarded options to purchase 43,928 shares of common stock which vest with respect to 75% of the shares at such time as the price of our common stock equals or exceeds $5.00 per share, with respect to 15% of the shares at such time as the price of our common stock equals or exceeds $7.00 per share; and with respect to 10% of the shares at such time as the price of our common stock equals or exceeds $8.00 per share, provided that all shares shall vest in full upon consummation of a change in control transaction.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

In 2019, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2019 to which we have been a participant and in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as of December 31, 2020 and 2019, and (ii) any of our directors, executive officers or holders of more than 5% of our share capital, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Management—Non-Employee Director Compensation.”

B. Riley Loan Agreement

In October 2017, we entered into a subordinated term loan and security agreement, or the Loan Agreement, with B. Riley Principal Investments, LLC pursuant to which we borrowed $10.0 million in principal secured subordinated indebtedness pursuant to the B. Riley Convertible Note. In March 2018, we amended the Loan Agreement to increase the available aggregate principal borrowings to $12.0 million and borrowed an additional $2.0 million in principal secured subordinated indebtedness pursuant to the B. Riley Convertible Note, as amended. In July 2019, we prepaid $3.25 million in principal and interest under the B. Riley Convertible Note.

On June 1, 2020, we entered into a Note Amendment and Debt Cancellation Agreement with B. Riley Principal Investments, LLC, or the Note Amendment, which provided that, contingent upon the closing of the underwritten public offering pursuant to a registration statement Form S-1 (File No. 333-238869), that certain principal amount, accrued interest and other amounts outstanding under the B. Riley Convertible Note would convert into shares of common stock to be issued to B. Riley Principal Investments, LLC or its affiliates at the public offering price of shares of our common stock in the offering.

Pursuant to the Note Amendment, as amended to date, $6,170,125.51 of principal amount, accrued interest and other amounts outstanding under the B. Riley Convertible Note converted into an aggregate of 8,226,834 shares of the Company’s common stock issued to the selling stockholders, or the “Conversion Shares”. Also on June 11, 2020, we entered into a registration rights agreement with the selling stockholders pursuant to which we agreed to file a registration statement covering the resale by the selling stockholders of the Conversion Shares and to use our best efforts to cause such registration statement to become effective upon the time frames set forth in the registration rights agreement. We filed a registration statement on Form S-1 covering the resale of the Conversion Shares on July 2, 2020 (File No. 333-239664), which was declared effective by the SEC on July 13, 2020.

Private Financing

From November 2018 through January 2019, we issued and sold an aggregate of 1,498,533 shares of our common stock at a purchase price of $7.18 per share to certain investors party to a securities purchase agreement, or the SPA, for an aggregate purchase price of approximately $10.8 million. The following table summarizes purchases of our common stock by holders of more than 5% of our capital stock and their affiliated entities. None of our directors or executive officers purchased shares of common stock.

Name	Shares of Common Stock	Aggregate Purchase Price
Nokomis Capital Master Fund, L.P.	696,378	$4,999,994
Entities Affiliated with B. Riley Financial, Inc. (1)	355,411	2,551,851
Verdoso Holdings Limited	55,710	399,998

(1)	Represents shares of common stock purchased by B. Riley Financial, Inc. and BRC Partners Opportunity Fund, LP.

Registration Rights

We are party to an investors’ rights agreement which provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. The parties to the investors’ rights agreement include Robert Plaschke, our former Chief Executive Officer and a member of our board of directors, and entities affiliated with B. Riley Financial, Inc., BRC Partners Opportunity Fund, L.P., Nokomis Capital Master Fund, L.P., Verdoso Holdings Limited, Verdoso Investments S.A., Investec Investments (UK) Limited, Motorola Solutions, Inc. and JVC KENWOOD Corporation.

INDEMNIFICATION

The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Sonim stockholders will be “householding” the Company’s proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or Sonim. Direct your written request to Sonim Technologies, Inc., Attention: Robert Tirva, President, CFO and COO, 6500 River Place Blvd., Building 7, Suite 250, Austin, TX 78730 or contact Robert Tirva, President, CFO and COO at (650) 378-8100. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Robert Tirva
Secretary

September 23, 2021

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2020, as amended, is available without charge upon written request to: Corporate Secretary, Sonim Technologies, Inc., 6500 River Place Blvd., Building 7, Suite 250, Austin, TX 78730.

VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting SONIM TECHNOLOGIES, INC. instruction form. 6500 RIVER PLACE BLVD. BUILDING 7, SUITE 250 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS AUSTIN, TX 78730 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D60790-P62159 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SONIM TECHNOLOGIES, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends a vote “FOR ALL” the number(s) of the nominee(s) on the line below. nominees for director listed below. 1. To elect the five nominees for director named below to ! ! ! serve until the next annual meeting and their respective successors are duly elected and qualified: Nominees: 01) John Kneuer 04) Alan Howe 02) Susan G. Swenson 05) Mike Mulica 03) Kenny Young The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the selection by the Audit Committee of the Board of Directors of Moss Adams as the independent registered public accounting firm of the ! ! ! Company for its fiscal year ending December 31, 2021. NOTE: In his discretion, the proxy is authorized to vote on such other matters as may come before the meeting and any adjournment(s) or postponement(s) thereof. NOTE: This proxy should be marked, dated and signed by the stockholders(s) exactly as his, her or its name appear(s) hereon, and returned in the enclosed envelope. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D60791-P62159 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SONIM TECHNOLOGIES, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 26, 2021 The undersigned stockholder of Sonim Technologies, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 21, 2021, and hereby appoints Robert Tirva as proxy for the undersigned, with full power of substitution and revocation, to represent the undersigned at the 2021 Annual Meeting of Stockholders of Sonim Technologies, Inc. to be held at 1875 S. Grant Street, Suite 750, San Mateo, CA 94402 on Tuesday, October 26, 2021, at 9:00 a.m. (local time), and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in accordance with the instructions set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) or postponement(s) thereof. This proxy, when properly executed and returned, will be voted as directed or, if no direction is indicated, will be voted “FOR ALL” the five director nominees in Proposal 1 and “FOR” Proposal 2. Continued and to be signed on reverse side